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Exhibit (a)(1)(B)

thinkorswim Group Inc.

OFFER TO EXCHANGE ELIGIBLE STOCK OPTIONS
FOR RESTRICTED STOCK UNITS

FORM OF COMMUNICATION TO ELIGIBLE INDIVIDUALS
ANNOUNCING THE EXCHANGE OFFER

To: thinkorswim Group Inc. Employees and Independent Contractors Eligible for Stock Option Exchange for Restricted Stock Units

From: Investor Relations

Re: Offer to Exchange Eligible Stock Options for Restricted Stock Units

Date: April 17, 2009

thinkorswim Group Inc. (the "Company") is offering to exchange eligible stock options held by eligible employees and independent contractors of the Company (the "Exchange Offer") and its subsidiaries for new grants of restricted stock units. This decision was driven in part by our hope that this Exchange Offer would give eligible individuals an opportunity to exchange certain outstanding options that are "underwater" for restricted stock units that will vest over time.

The stock options eligible for exchange under the Exchange Offer include vested and unvested stock options that satisfy all of the following conditions (the "Eligible Options"):

  •
  The option was granted under the thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan, the Telescan, Inc. Amended and Restated 1995 Stock Option Plan, the Telescan, Inc. 2000 Stock Option Plan, or the Telescan, Inc. Amended and Restated Stock Option Plan;

  •
  The option was granted with a per share exercise price equal to or greater than the amount that is being paid by TD AMERITRADE in connection with the acquisition of thinkorswim by TD AMERITRADE (the "merger") for each share of our common stock. This amount will be equal to the sum of (i) $3.34 plus (ii) the product of (A) 0.3980 times (B) the volume-weighted average price for a share of TD AMERITRADE common stock, rounded to the nearest one-tenth of a cent, as reported on the NASDAQ Global Select Market for the trading day immediately prior to the day the merger occurs (the "threshold exercise price"). The day on which the merger occurs will be the same day as the expiration date;

  •
  The option is held by an eligible individual; and

  •
  The option is outstanding and unexercised at the expiration of the exchange offer.

The Company is making this Exchange Offer upon the terms and subject to the conditions described in the enclosed Offer to Exchange Eligible Stock Options for Restricted Stock Units, including the exhibits attached thereto. We know that the materials may seem voluminous, but it is important that you read and try to understand and act on all of these materials. In connection with the Exchange Offer, please find enclosed the following documents for your review:

  •
  Offer to Exchange Eligible Stock Options for Restricted Stock Units.  This document describes the terms and conditions of the Exchange Offer and related information (the "Offer to Exchange").

  •
  Personnel Summary Statement.  This statement sets forth all of the option grants you have received from which, in connection with the information included in the Offer to Exchange and the calculation of the threshold exercise price determined as of the trading day prior to the expiration date of the Exchange Offer (as described in the Offer to Exchange), you will be able to determine those options that you may tender in connection with the Exchange Offer.

  •
  Election Form.  This is the form you must properly complete and timely return if you elect to participate in the Exchange Offer. The Company will only accept delivery of an Election Form that has been fully completed and timely delivered in the manner indicated in the Election Form.

  •
  Election Withdrawal Notice.  This is the form you must properly complete and timely return if you want to withdraw Eligible Options previously tendered in the Exchange Offer. The Company will only accept delivery of a Withdrawal Form that has been fully completed and timely delivered in the manner indicated in the Withdrawal Form.

These documents are also available in our filing with the U.S. Securities and Exchange Commission (the "SEC"), which can be accessed on the SEC's website at http://www.sec.gov.

Unless otherwise extended by the Company as described in the Offer to Exchange, the Exchange Offer will expire at 5:00 p.m., Eastern Time, on May 15, 2009.

Please read the information provided in the enclosed documents and carefully consider your decision before accepting or rejecting the Exchange Offer. Participation in the Exchange Offer is completely voluntary. You must make your own informed decision whether to tender your Eligible Options. Participation in the Exchange Offer involves certain risks that are discussed under "Risk Factors Relating to the Exchange Offer" in the Offer to Exchange. You should consult your own financial, legal and/or tax advisors before deciding whether to elect to tender your Eligible Options for Restricted Stock Units. Although the Company's Board of Directors has approved the Exchange Offer and recommended that our stockholders approve the Exchange Offer and an amendment to the thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan to permit the grant of restricted stock units, neither the Company nor the Board of Directors makes any recommendation as to whether you should elect to tender or refrain from tendering your Eligible Options.

If you have any questions regarding the Offer, please contact Frank Milano as directed in the Offer to Exchange.

FORM E-MAIL COMMUNICATION TO ELIGIBLE EMPLOYEES
ANNOUNCING EXCHANGE OFFER

April 17, 2009

Subject: thinkorswim Group Inc.—Offer to Exchange Eligible Stock Options for Restricted Stock Units

Dear Eligible Individual:

This e-mail is to notify you that thinkorswim Group Inc. (the "Company") is offering to exchange eligible stock options held by eligible employees and independent contractors of the Company (the "Exchange Offer") and its subsidiaries for new grants of restricted stock units. This decision was driven in part by our hope that this Exchange Offer would give eligible individuals an opportunity to exchange certain outstanding options that are "underwater" for restricted stock units that will vest over time.

The stock options eligible for exchange under the Exchange Offer include vested and unvested stock options that satisfy all of the following conditions (the "Eligible Options"):

  •
  The option was granted under the thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan, the Telescan, Inc. Amended and Restated 1995 Stock Option Plan, the Telescan, Inc. 2000 Stock Option Plan, or the Telescan, Inc. Amended and Restated Stock Option Plan;

  •
  The option was granted with a per share exercise price equal to or greater than the amount that is being paid by TD AMERITRADE in connection with the acquisition of thinkorswim by TD AMERITRADE (the "merger") for each share of our common stock. This amount will be equal to the sum of (i) $3.34 plus (ii) the product of (A) 0.3980 times (B) the volume-weighted average price for a share of TD AMERITRADE common stock, rounded to the nearest one-tenth of a cent, as reported on the NASDAQ Global Select Market for the trading day immediately prior to the day the merger occurs (the "threshold exercise price"). The day on which the merger occurs will be the same day as the expiration date;

  •
  The option is held by an eligible individual; and

  •
  The option is outstanding and unexercised at the expiration of the exchange offer.

The Company is making this Exchange Offer upon the terms and subject to the conditions described in the attached Offer to Exchange Eligible Stock Options for Restricted Stock Units, including the exhibits attached thereto. We know that the materials may seem voluminous, but it is important that you read and try to understand and act on all of these materials. In connection with the Exchange Offer, please find attached the following documents for your review:

  •
  Offer to Exchange Eligible Stock Options for Restricted Stock Units.  This document describes the terms and conditions of the Exchange Offer and related information (the "Offer to Exchange").

  •
  Personnel Summary Statement.  Note that this statement is not attached to this email and will be distributed to you in a separate email. This statement sets forth all of the option grants you have received from which, in connection with the information included in the Offer to Exchange and the calculation of the threshold exercise price determined as of the trading day prior to the expiration date of the Exchange Offer (as described in the Offer to Exchange), you will be able to determine those options that you may tender in connection with the Exchange Offer.

  •
  Election Form.  This is the form you must properly complete and timely return if you elect to participate in the Exchange Offer. The Company will only accept delivery of an Election Form that has been fully completed and timely delivered in the manner indicated in the Election Form.

  •
  Election Withdrawal Notice.  This is the form you must properly complete and timely return if you want to withdraw Eligible Options previously tendered in the Exchange Offer. The Company will only accept delivery of a Withdrawal Form that has been fully completed and timely delivered in the manner indicated in the Withdrawal Form.

These documents are also available in our filing with the U.S. Securities and Exchange Commission (the "SEC"), which can be accessed on the SEC's website at http://www.sec.gov.

Unless otherwise extended by the Company as described in the Offer to Exchange, the Exchange Offer will expire at 5:00 p.m., Eastern Time, on May 15, 2009.

Please read the information provided in the attached documents and carefully consider your decision before accepting or rejecting the Exchange Offer. Participation in the Exchange Offer is completely voluntary. You must make your own informed decision whether to tender your Eligible Options. Participation in the Exchange Offer involves certain risks that are discussed under "Risk Factors Relating to the Exchange Offer" in the Offer to Exchange. You should consult your own financial, legal and/or tax advisors before deciding whether to elect to tender your Eligible Options for Restricted Stock Units. Although the Company's Board of Directors has approved the Exchange Offer and recommended that our stockholders approve the Exchange Offer and an amendment to the thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan to permit the grant of restricted stock units, neither the Company nor the Board of Directors makes any recommendation as to whether you should elect to tender or refrain from tendering your Eligible Options.

If you have any questions regarding the Offer, please contact Frank Milano as directed in the Offer to Exchange.

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thinkorswim Group Inc. OFFER TO EXCHANGE ELIGIBLE STOCK OPTIONS FOR RESTRICTED STOCK UNITS